Exhibit 10.2
Second Amendment to
License, Distribution and Option Agreement
     This Second Amendment to License, Distribution and Option Agreement (“Amendment”) is entered into this 16th day of June, 2005 (“Amendment Effective Date”), by and between IXIA, a California corporation doing business at 26601 West Agoura Road, Calabasas, CA 91302 (“Ixia”), and NETIQ CORPORATION, a Delaware corporation with its principal place of business at 3553 First Street, San Jose, California 95134, and its wholly owned subsidiaries (“NetIQ”), and amends the License, Distribution and Option Agreement entered into on July 7, 2003, by and between Ixia and NetIQ (as previously amended, the “Agreement”).
     In consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. Definitions
     For purposes of this Amendment, capitalized terms set forth in this Amendment shall have the meanings set forth in the Agreement, unless otherwise defined in this Amendment.
2. Deletion of Section 22
     Section 22 of the Agreement is deleted in its entirety.
3. Assignment and Further Assurances
     NetIQ hereby sells, assigns, transfers, and sets over to Ixia (and Ixia’s successors and assigns) the Patents set forth on Exhibit A (collectively, the “Assigned Patents”), together with all rights and interests currently possessed by NetIQ with respect to the Assigned Patents, including the right to sue for past infringement of the Assigned Patents and collect any and all damages arising from such past infringement. Except as expressly set forth below in this Section 3: (a) the Assigned Patents are assigned to Ixia, on an “AS IS, WHERE IS” basis; (b) NetIQ makes no representations or warranties regarding the Assigned Patents, including, but not limited to, any representation regarding ownership or validity; and (c) the representations and warranties set forth in Section 19 of the Agreement are inapplicable to the Assigned Patents. Within five days of the Amendment Effective Date, NetIQ shall deliver to Ixia the Memorandum of Patent Assignment in the form attached hereto as Exhibit B. In addition, upon Ixia’s reasonable request, NetIQ shall prepare, execute and deliver such further instruments of conveyance, sale, assignment or transfer, at Ixia’s expense, and shall take or cause to be taken such other or further action, as Ixia shall reasonably request of NetIQ at any time or from time to time, in order to perfect, confirm or evidence Ixia’s title to all or any part of the Assigned Patents.
     NetIQ will provide a written conflict waiver to permit the firm of Myers Bigel Sibley & Sajovec, P.A. and individual attorneys such as Robert W. Glatz and Mitchel S. Bigel to provide to Ixia, at Ixia’s cost and expense, any advice, counsel, and assistance that Ixia seeks with respect to the

Assigned Patents and/or the prosecution thereof. Promptly following Ixia’s request, NetIQ will also provide to Ixia copies of files and other materials related to the Assigned Patents and/or the prosecution thereof, including copies of correspondence to or from examining authorities, invention disclosures, prior art searches, records relating to products embodying the inventions covered by the Assigned Patents, attorney/client correspondence and internal memoranda. Ixia will reimburse NetIQ for its out-of-pocket expenses in providing such materials.
     Promptly following Ixia’s request, and subject to its compliance with applicable laws and regulations on data privacy, NetIQ will provide to Ixia such information it has as to the current whereabouts of the inventors named on the Assigned Patents, and NetIQ will use commercially reasonable efforts to encourage those inventors to cooperate with Ixia in enforcing the Assigned Patents. If any of those inventors are NetIQ employees, NetIQ will make them available to Ixia during normal business hours for consultation and cooperation in enforcing the Assigned Patents; provided, however, in no event shall the burden imposed on such employees exceed ten hours per individual and twenty hours cumulative for all such individuals unless Ixia agrees to reimburse NetIQ for such individuals’ additional time at a reasonable per-hour rate (notwithstanding the foregoing, the parties hereby agree that any testimony—whether in court, depositions, or otherwise—provided by such individuals shall not count towards such time limitations, and Ixia shall have no obligation to reimburse NetIQ or such individuals for any such testimony). In addition, NetIQ will provide documentation, information, and other cooperation reasonably requested by Ixia relating to the Assigned Patents and/or the prosecution thereof or to the enforcement of the Assigned Patents. Ixia will reimburse NetIQ for its out-of-pocket expenses in providing such cooperation.
     NetIQ hereby represents and warrants that: (i) the assignment in this Section 3 conveys to Ixia such ownership and title in and to the Assigned Patents as it currently possesses; and (ii) to the knowledge of NetIQ’s senior management, no licenses of or rights in the Assigned Patents (and no immunities or covenants not to sue with respect to the Assigned Patents) have been granted to third parties, except for licenses that pertain only to products or services developed by or for NetIQ or distributed by or for NetIQ (and there are no agreements or commitments to grant any such licenses, rights, immunities or covenants).
4. License of Assigned Patents
     4.1 Upon assignment of the Assigned Patents, as provided in Section 3, above, and without limiting the generality of anything contained in this Amendment, and subject to the terms and conditions of this Amendment, Ixia hereby grants to NetIQ, during the term of the Assigned Patents and under Ixia’s rights to the Assigned Patents, a non-exclusive, worldwide, perpetual, irrevocable, fully paid license, with the right to grant sublicenses as provided in Section 4.2, to make (including the right to practice methods, processes and procedures embodied or utilized in), have made, use, lease, sell, offer for sale and import (individually and collectively, “exploit”) any products or services developed by or for NetIQ embodying or utilizing any invention of the Assigned Patents (“Covered Products”), provided that the foregoing license shall not include the right under such Assigned Patents to exploit any Test Products/Services until July 7, 2010, and shall not include the right under such Assigned Patents to exploit any Assessment Products/Services (except for Assessment Products/Services that are limited to the assessment of

VoIP issues or security issues, and that do not expose to users or allow users to modify or edit any of the Source Asset scripts) until June 7, 2008.
     4.2 NetIQ may sublicense its rights under Section 4.1 to (a) a successor in interest to which NetIQ sells all or any part of a product line which includes a Covered Product, to exploit that Covered Product (and updates thereto, to the extent those updates embody such Covered Product), (b) original equipment manufacturer customers, value added resellers, systems integrators and other third parties that are authorized by NetIQ to lease, resell or redistribute a Covered Product and require a license under the Assigned Patents, to exercise such rights, and (c) end users and resellers, to the extent necessary to use or resell (respectively) a Covered Product. Notwithstanding the foregoing or anything in this Amendment to the contrary, NetIQ may not grant a sublicense under this Section 4 (other than the right to use a Covered Product as an end user or in accordance with Section 4.2(a) above) to, and the rights granted to NetIQ under this Section 4 may not otherwise extend to, any of the third parties listed on Exhibit C (including their successors or assigns) or any Affiliates of any such entities. As used herein, the term “Affiliate” means any wholly- or majority-owned subsidiary of such third party, any parent of such third party that holds a majority of the interest in such third party, and any other wholly- or majority-owned subsidiary of such parent (in each case, whether such ownership is direct or indirect).
5. Effect of Amendment.
     Except as expressly modified herein, the terms and conditions of the Agreement, including the provisions of Section 25.6, shall remain in full force and effect. This Amendment, together with the Agreement and the Exhibits attached thereto, all of which are incorporated by reference as though fully set forth in this Amendment, constitutes the entire understanding and agreement between the parties hereto and supersedes any and all prior or contemporaneous representations, understandings and agreements between Ixia and NetIQ with respect to the subject matter hereof, all of which are merged herein. This Amendment shall not be modified, amended or in any way altered except by an instrument in writing signed by an officer of NetIQ and an officer of Ixia.
6. Counterparts.
     This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

IXIA		NETIQ CORPORATION

By:	/s/ Thomas B. Miller	By:	/s/ Charles M. Boesenberg

Name:	Thomas B. Miller	Name:	Charles M. Boesenberg

Title:	Chief Financial Officer	Title:	Chief Executive Officer and Chairman

Date:	June 16, 2005	Date:	June 21, 2005

Exhibit A
Assigned Patents

Patent Number	Title	Date Issued
5,937,165	Systems, Methods and Computer Program Products for Applications Traffic Based Communications Network Performance Testing	8/10/1999

6,061,725	Endpoint Node Systems Computer Program Products For Application Traffic Based Communications Network Performance Testing	5/9/2000

5,881,237	Methods, Systems and Computer Program Products For Test Scenario Based Communications Network Performance Testing	3/9/1999

5,838,919	Methods, Systems and Computer Program Products for Endpoint Pair Based Communications Network Performance Testing	11/17/1998

6,408,335	Methods, Systems and Computer Program Products for Endpoint Pair Based Communications Network Performance Testing	6/18/2002
The Assigned Patents also include any reissues, results of reexamination, divisionals, continuations in part, continuations, and other patents with a priority date based on the listed patents or on the applications from which the listed patents issued (including foreign counterparts of the foregoing), together with any applications for any of the foregoing.

Exhibit B
Memorandum of Patent Assignment
The Parties

     NetIQ Corporation, a Delaware corporation with its principal place of business at 3553 First Street, San Jose, CA 95134 (“NetIQ”).
     Ixia, a California corporation doing business at 26601 West Agoura Road, Calabasas, CA 91302 (“Ixia”).
The Transaction

     NetIQ and Ixia entered into an agreement entitled “Second Amendment to License, Distribution and Option Agreement” dated on or about June 16, 2005 (“the Assignment Agreement”).
     Under the terms of the Assignment Agreement, NetIQ assigned to Ixia US Patent Nos. 5,937,165; 6,061,725; 5,881,237; 5,838,919; and 6,408,335, including the right to sue for past infringement and collect any and all damages arising from past infringement. The Assignment Agreement provided for adequate consideration.
Signatures

     As verification hereof, Ixia and NetIQ have caused this Memorandum of Patent Assignment to be executed by their duly authorized officers.

IXIA	NETIQ CORPORATION

By:	By:

Name:	Name:

Title:	Title:

[Add notarization]

Exhibit C
Restricted Parties
[***Redacted Text — Confidential Treatment Requested;
Omitted portion has been filed separately with the
Securities and Exchange Commission***]